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                                                                    EXHIBIT 2(a)


                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT, made this 31st day of March, 1998, by and among FLOWERS INDUSTRIES, INC., a Georgia corporation (hereinafter referred to as "Purchaser"), ARTAL LUXEMBOURG S.A., a Luxembourg corporation (hereinafter referred to as "Seller") and KEEBLER FOODS COMPANY, a Delaware corporation (hereinafter referred to as "Keebler").


                              W I T N E S S E T H:


         WHEREAS, Purchaser, Seller and Keebler entered into a Stock Purchase Agreement, dated January 28, 1998 (the "Stock Purchase Agreement"); and

         WHEREAS, Purchaser, Seller and Keebler desire to amend the Stock Purchase Agreement as set forth herein.

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises, agreements, representations, warranties and covenants hereinafter set forth, and the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby specifically agreed to and acknowledged, the Stock Purchase Agreement is hereby amended as follows:

         1. Section 13.2 of the Stock Purchase Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof a new
Section 13.2 reading as follows:

            "13.2    Purchases of Keebler Stock.

            13.2.1 From the Closing Date until the earlier of (i) the date on which Seller (together with its Affiliates) beneficially owns less than 4,586,000 shares of Keebler Stock or (ii) twenty-four (24) months after the termination of the Lockup Period (such period, the "Initial Stock Repurchase Consent Period"), any purchase of shares of Keebler Stock by Purchaser or Keebler (other than purchases (A) by Purchaser or Keebler pursuant to put rights contained in agreements in effect on the Closing Date, (B) by Purchaser or Keebler from Artal or Management so long as such shares of Keebler Stock are not part of the Public Float at the time of purchase, (C) by Keebler from Bermore of Bermore's Shares which are permitted to be transferred by Bermore as a "Monthly Transfer" pursuant to
            Section 4.2(e) of the Bermore Agreement or by Purchaser or Keebler, as the case may be, pursuant to the tag-along and drag-along


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                  rights contained in Sections 4.3 and 4.4 of the Bermore
                  Agreement and (D) by Purchaser and Keebler which together, in the aggregate with any prior such purchases, do not exceed (x) fifteen percent (15%) of the Public Float in Keebler Stock immediately after the Closing, (provided that the shares described in clause (y) hereof shall not in any event be included in calculating the Public Float) plus (y) the number of shares of Keebler Stock (i) either (A) issued to Management prior to February 3, 1998 or (B) issued to Management by the Company subsequent to February 3, 1998 pursuant to a stock option or any similar plan and (ii) subsequently sold by Management in transactions resulting in such shares trading in the public market, shall not be consummated without the prior written consent of Seller, and Keebler and Purchaser shall not take or permit to be taken any such action without such prior written consent; provided, however, that the Extension Period shall be added to the twenty-four (24) month period set forth in (ii) above; and provided, further, that Purchaser will have the right at any time to purchase the number of shares of Keebler Stock required to maintain beneficial ownership of at least fifty-one percent (51%) of Keebler Stock on a fully diluted basis.

                  13.2.2. After the expiration of the Initial Stock Repurchase Consent Period (including any Extension Period added thereto) and until the earlier of (i) the date on which Seller (together with its Affiliates) beneficially owns less than 4,586,000 shares of Keebler Stock or (ii) thirty-six (36) months after the termination of the Lockup Period (the "Second Stock Repurchase Consent Period"), any purchase of shares of Keebler Stock by Purchaser or Keebler (other than purchases
                  (A) by Purchaser or Keebler pursuant to put rights contained in agreements in effect on the Closing Date, (B) by Purchaser or Keebler from Artal, Bermore or Management so long as such shares of Keebler Stock are not part of the Public Float at the time of purchase, (C) by Keebler from Bermore of Bermore's Shares which are permitted to be transferred by Bermore as a "Monthly Transfer" pursuant to Section 4.2(e) of the Bermore Agreement or by Purchaser or Keebler, as the case may be, pursuant to the tag-along and drag-along rights contained in Sections 4.3 and 4.4 of the Bermore Agreement and (D) by Purchaser and Keebler which together, in the aggregate with any prior such purchases during the Second Stock Repurchase Consent Period and purchases made during the Initial Stock Repurchase Consent Period, do not exceed (x) fifteen percent (15%) of the Public Float in Keebler Stock on the date immediately preceding any such purchase, (provided that the shares described in clause (y) hereof shall not in any event be included in calculating the Public Float) plus (y) the number of shares of Keebler Stock (i) either (A) issued to Management prior to February 3, 1998 or (B) issued to Management by the Company subsequent to February 3, 1998 pursuant to a stock option or any similar plan and (ii) subsequently sold by Management in transactions resulting in such shares trading in the public market, shall not be consummated without the prior written consent of Seller, and Keebler and Purchaser shall not take or permit to be taken any such action without such prior written consent; provided, however, that the Extension Period


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                  shall be added to the thirty-six (36) month period set forth in (ii) above, and provided, further, that Purchaser will have the right at any time to purchase the number of shares of Keebler Stock required to maintain beneficial ownership of at least fifty-one percent (51%) of Keebler Stock on a fully diluted basis."

                  2. Each party hereby represents and warrants to the others that: (a) it has all necessary power and authority (corporate or other) to enter into this First Amendment to Stock Purchase Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;
(b) the execution, delivery and performance of this First Amendment to Stock Purchase Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or other); and (c) this First Amendment to Stock Purchase Agreement has been duly executed and delivered by such party and assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding obligation of such party, enforceable against such party in accordance with its terms.

                  3. This First Amendment to Stock Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles thereof regarding conflict of laws, except for matters directly within the purview of the General Corporation Law of the State of Delaware.

                  4. Except to the extent expressly amended herein, all terms and conditions of the Stock Purchase Agreement are hereby affirmed and shall remain in full force and effect.

                  5. This First Amendment to Stock Purchase Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, each party hereto has executed or caused this First Amendment to Stock Purchase Agreement to be executed on its behalf, all on the day and year first above written.



                                    FLOWERS INDUSTRIES, INC.
                                    "Purchaser"



                                    By:  /s/ G. Anthony Campbell
                                         -------------------------------------
                                         Name:  G. Anthony Campbell
                                              --------------------------------
                                         Title: Secretary and General Counsel
                                               -------------------------------



                                    ARTAL LUXEMBOURG S.A.
                                    "Seller"



                                    By:  /s/ Carl R. Kohler
                                         -------------------------------------
                                         Name:  Carl R. Kohler
                                              --------------------------------
                                         Title: Managing Director
                                               -------------------------------



                                    KEEBLER FOODS COMPANY
                                    "Keebler"



                                    By: /s/ Thomas E. O'Neill
                                        --------------------------------------
                                        Name:  Thomas E. O'Neill
                                             ---------------------------------
                                        Title: Vice President, Secretary and
                                                  General Counsel
                                              --------------------------------